JOHN H. LIVELY, Managing Partner
john.lively@practus.com
11300 Tomahawk Creek Pkwy., Suite 310
Leawood, KS 66211
(913) 660-0778

April 30, 2026

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235
Ladies and Gentlemen:
We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the T-Rex 2X Long Bitcoin Daily Target ETF, the T-Rex 2X Inverse Bitcoin Daily Target ETF and the T-Rex 2X Long Ether Daily Target ETF, each a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 502 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 503 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A.
If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.
    Regards,
        /s/ John H. Lively
        On behalf of Practus, LLP